Exhibit 99.5

Tri-S Security Corporation

Announces Voluntary Exchange Act Deregistration

ATLANTA – August 24, 2009 – Tri-S Security Corp. (OTCBB: TRIS.OB), a provider of security services for government entities, today announced that it intends to voluntarily deregister its common stock and publicly-traded warrants under the Securities and Exchange Act of 1934 (the “Exchange Act”) by filing a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about September 8, 2009.

Upon such filing, Tri-S’s obligation to file certain reports with the SEC, including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, respectively, will be immediately suspended. Tri-S’s common stock and warrants are eligible for deregistration under the Exchange Act because they are held of record by fewer than 300 holders.

The deregistration of the common stock and warrants was approved by Tri-S’s Board of Directors after consultation with management and outside counsel and deliberation regarding the advantages and disadvantages of continuing SEC registration. The Board considered many factors in making this decision, including the following:

•	the high costs associated with preparing and filing periodic reports and other filings with the SEC;

•	the costs associated with complying with the Sarbanes-Oxley Act of 2002;

•	the limited trading volume of the common stock and warrants, as well as the low trading values that the public markets are currently applying to the common stock and warrants;

•	the demands placed on management to comply with SEC reporting obligations, which detract from time available for overseeing Tri-S’s operation and growth;

•

the fact that many typical advantages of being a public company are not currently available to Tri-S, including enhanced access to capital and the ability to use equity securities to make acquisitions; and

•	the minimal liquidity, absence of analyst coverage and low trading values for the common stock and warrants under reasonably foreseeable market conditions.

“During these difficult economic times, it is essential that we continue to control or eliminate costs - as we have been reminded by our senior lender and several of our note holders. We believe that deregistration will significantly outweigh the limited advantages for a company our size of continuing as an SEC registered company,” said Ronald G. Farrell, Chief Executive Officer of Tri-S. “Furthermore, we believe that deregistration will allow us to better focus on the day-to-day operations of our business, thereby increasing our opportunity to deliver long-term shareholder value,” Mr. Farrell stated.

Tri-S expects that the deregistration of its common stock and warrants under the Exchange Act will become effective 90 days after the date the Form 15 is filed with the SEC. As a result of deregistration, Tri-S’s common stock and warrants will not be eligible to trade on the OTCBB. Although Tri-S expects that its common stock will be quoted on the Pink Sheets after its deregistration, there is no assurance that any brokerage firm will make a market in the common stock to effectuate such quotation.

About Tri-S Security Corp.

Based in Atlanta, GA, Tri-S Security Corp. (OTCBB: TRIS.OB) is a provider of security services for government entities. Security services include uniformed guards, personnel protection, access control, crowd control and the prevention of sabotage, terrorist and criminal activities. Tri-S assumes responsibility for the marketing, infrastructure and overall operational performance for its subsidiaries.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the SEC, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2008, and the Quarterly Reports on Form 10-Q filed subsequent thereto. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the SEC by visiting http://www.sec.gov.

Contact:

Tri-S Security Corporation

Ronald Farrell, President and Chief Executive Officer

ronfarrell@trissecurity.com

1-678-808-1540